Exhibit 10.1

LSI INDUSTRIES INC.

2003 EQUITY COMPENSATION PLAN

As Amended and Restated Through November 19, 2009

Table of Contents

Page

Article 1 OBJECTIVES		1
Article 2 DEFINITIONS		1
Article 3 ADMINISTRATION		3
3.1	The Committee	3
3.2	Awards	4
3.3	Guidelines	4
3.4	Delegation of Authority	4
3.5	Decisions Final	4
Article 4 COMMON SHARES SUBJECT TO PLAN		5
4.1	Common Shares	5
4.2	Adjustment Provisions.	5
4.3	Merger, Dissolution or Liquidation	5
4.4	Change of Control	5
Article 5 DURATION OF PLAN		6
Article 6 STOCK OPTIONS		6
6.1	Grants	6
6.2	Incentive Options	6
6.3	Replacement Options	7
6.4	Terms of Options	7
6.5	Award of Options to Non-Employee Directors.	8
Article 7 STOCK APPRECIATION RIGHTS		9
7.1	Grants	9
7.2	Term	9
7.3	Exercise	9
7.4	Payment	9
7.5	Transferability and Termination	9
Article 8 RESTRICTED AND UNRESTRICTED STOCK AWARDS		9
8.1	Grants of Restricted Stock Awards	9
8.2	Terms and Conditions of Restricted Awards	10
8.3	Unrestricted Stock Awards	10
Article 9 PERFORMANCE AWARDS		10
9.1	Performance Awards.	10
9.2	Terms and Conditions of Performance Awards	11

Table of Contents

Page

Article 10 OTHER STOCK UNIT AWARDS		11
Article 11 TRANSFERABILITY OF AWARDS		12
Article 12 TERMINATION OF AWARDS		12
12.1	Termination of Awards	12
12.2	Acceleration of Vesting and Extension of Exercise Period Upon Termination.	13
Article 13 DEFERRALS		14
Article 14 TERMINATION OR AMENDMENT OF PLAN		14
Article 15 GENERAL PROVISIONS		14
15.1	No Right to Continued Employment or Business Relationship	14
15.2	Other Plans	14
15.3	Withholding of Taxes	14
15.4	Reimbursement of Taxes	14
15.5	Governing Law	15
15.6	Liability	15

LSI INDUSTRIES INC.

2003 EQUITY COMPENSATION PLAN

As Amended and Restated November 19, 2009

ARTICLE 1
OBJECTIVES

LSI Industries Inc. has established this 2003 Equity Compensation Plan effective November 13, 2003.  This Plan was Amended and Restated as of November 19, 2009 to reflect  a change in the number of Shares authorized to be issued hereunder. The purposes of this Plan are to enable LSI and its Subsidiaries to compete successfully in retaining and attracting key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward LSI’s objectives and to encourage the identification of their interests with those of LSI’s shareholders.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1           “Advisor” means anyone who provides bona fide advisory or consultation services to LSI other than the offer or sale of securities in a capital-raising transaction.

2.2           “Award” means any one or more of the following:  (a) Stock Options, (b) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (c) Restricted Stock; (d) performance Shares conditioned upon meeting performance criteria; and (e) other awards based in whole or in part by reference to or otherwise based on LSI Common Shares, or other securities of LSI or any Subsidiary.

2.3           “Award Agreement” means a written agreement setting forth the terms of an Award.

2.4           “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.5           “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

2.6           “Board” means the Board of Directors of LSI.

2.7           “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.8           “Committee” means the committee appointed by the Board and consisting of one or more Directors, none of whom shall be eligible to receive any Award except as provided in Subsection 6.5.  Members of the Committee must qualify as Non-Employee Directors as defined by Rule 16b-3(b)(3)(i).  To the extent that it is desired that compensation resulting from an Award be excluded from the deduction limitation of Section 162(m) of the Code, all members of the Committee granting an Award also shall be “outside directors” within the meaning of Section 162(m).

2.9            “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

2.10           “Eligible Employee” means anyone, other than one who receives retirement benefits, consulting fees, honorariums, and the like from LSI who performs services for LSI or a Subsidiary, including an officer or director of LSI or a Subsidiary; and is compensated on a regular basis by LSI or a Subsidiary.

2.11           “Fair Market Value” means the last closing price for a Common Share on the Nasdaq or any stock exchange or national trading or quotation system on which such sales are reported.  If the Common Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

2.12           “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

2.13           “Non-Employee Director” means each director of LSI or its subsidiaries, now serving as a director or elected hereafter, who is not also an employee of LSI or any of its subsidiaries.

2.14           “Non-Tandem SAR” means a Stock Appreciation Right granted without reference to a Stock Option.

2.15           “Non-Qualified Option” means any Stock Option that is not an Incentive Stock Option.

2.16           “Officer” means a person who is considered to be an officer of LSI under Rule 16a-1(f).

2.17           “Other Stock Unit Awards” shall have the meaning set forth in Section 10.1 hereof.

2.18            “Reference Option” shall have the meaning set forth in Section 7.1 hereof.

2.19           “Option Price” or “Exercise Price” means the price per Common Share at which a Common Share may be purchased upon the exercise of an Option or an Award.

2.20           “Participant” means a person to whom an Award has been made pursuant to this Plan.

2.21           “Replacement Option” means a Non-Qualified Option granted pursuant to Subsection 6.3, upon the exercise of a Stock Option granted pursuant to this Plan where the Option Price is paid with previously owned Common Shares.

2.22           “Restricted Stock” means Common Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.23           “Restricted Stock Award” means an award of a fixed number of Common Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

2.24           “Retirement” means termination of employment or service on the Board, other than a termination for the reasons specified in Sections 12.13 or 12.14, and other than by death or Disability by an employee or a director who is at least 65 years of age, or 55 years of age with at least ten years of employment with, or service on the Board of, LSI or a Subsidiary.

2.25           “Rule 16b-3” and “Rule 16a-1(f)” mean Securities and Exchange Commission Regulations Sect. 240.16b-3 and Sect. 240.16a-1(f) or any corresponding successor regulations.

2.26            “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash and/or Common Shares equal in value to the excess of the Fair Market Value of one Common Share on the date of exercise of the SAR over the reference price per Common Share established on the date the SAR was granted.

2.27           “Stock Option” or “Option” means the right to purchase Common Shares, including a Replacement Option, granted pursuant to Article 6.

2.28           “Subsidiary” means any corporation, partnership, joint venture, or other entity of which LSI owns or controls, directly or indirectly, 25% or more of the outstanding voting stock, or comparable equity participation and voting power, or which LSI otherwise controls, by contract or any other means.  However, when the term “Subsidiary” is used in the context of an Award of an Incentive Option, the applicable percentage shall be 50%.  “Control” means the power to direct or cause the direction of the management and policies of a corporation or other entity.

2.29           “Tandem SAR” shall mean a Stock Appreciation Right granted with reference to a Stock Option.

2.30           “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3
ADMINISTRATION

3.1           The Committee.  This Plan shall be administered and interpreted by the Committee.

3.2           Awards.  The Committee is authorized to grant (i) Stock Options; (ii) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (iii) Restricted Stock; (iv) performance Shares conditioned upon meeting performance criteria; and (v) other awards based in whole or in part by reference to or otherwise based on LSI Common Shares, or other securities of LSI or any Subsidiaries (collectively, the “Awards”).  In particular, the Committee shall has the authority:

3.2.1           to select the Eligible Employees and Advisors to whom Awards may be granted;

3.2.2           to determine the types and combinations of Awards to be granted;

3.2.3           to determine the number of Common Shares or monetary units which may be subject to each Award;

3.2.4           to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on transfer, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award, and the related Common Shares, based on such factors as the Committee shall determine; and

3.2.5           to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vestings of, any outstanding Award, other than Performance Awards, as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan, but no such changes shall impair the rights of any Participant without his or her consent.

3.3           Guidelines.  The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

3.4           Delegation of Authority.  The Committee may delegate its authority to Officers of LSI and its administrative duties to Officers or employees of LSI except with respect to persons who are Senior Officers of LSI as defined by the Committee and except where performance goals for particular compensation grants are intended to be excluded from the deduction limitation imposed by Section 162(m) of the Code.

3.5           Decisions Final.  Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

ARTICLE 4
COMMON SHARES SUBJECT TO PLAN

4.1           Common Shares.  Subject to adjustment as provided in Subsection 4.2, the number of Common Shares which may be issued under this Plan shall not exceed two million eight hundred thousand (2,800,000) Common Shares.  If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Common Shares subject to such Award shall again be available for future grants.  The Committee may make such other determinations regarding the counting of Common Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.  Common Shares underlying a canceled Option shall be counted against the maximum number of Common Shares for which Options may be granted to an employee.  The repricing of an Option shall be treated as a cancellation of the Option and the grant of a new Option.

4.2           Adjustment Provisions.

4.2.1           If LSI shall at any time change the number of issued Common Shares without new consideration to LSI by stock dividend, split, combination, recapitalization, reorganization, exchange of Common Shares, liquidation or other change in corporate structure affecting the Common Shares or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of Common Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Common Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to LSI and the value of each such Award shall not be changed.

4.2.2           The Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which LSI is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate.

4.3           Merger, Dissolution or Liquidation.  In the event of the dissolution or liquidation of LSI or any merger, consolidation, exchange or other transaction in which LSI is not the surviving corporation or in which 75% or more of the outstanding Common Shares of LSI are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee provided that not less than 20 days’ written notice of the date of expiration shall be given to each holder of an Award and each outstanding Award shall be fully vested and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Common Shares for which it is exercisable.

4.4           Change of Control.  All outstanding Awards shall become immediately exercisable in full if a change in control of LSI occurs.  For purposes of this Agreement, a “change in control of LSI” shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of LSI becomes the “beneficial owner,” as defined in Rule 13d-3 under that Act, directly or indirectly, of securities of LSI representing 25% or more of the combined voting power of LSI’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by LSI’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

ARTICLE 5
DURATION OF PLAN

This Plan shall continue in effect until November 12, 2013, unless terminated sooner by the Board pursuant to Article 15.

ARTICLE 6
STOCK OPTIONS

6.1           Grants.  Stock Options may be granted alone or in addition to other Awards granted under this Plan.  Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Option may or may not include Stock Appreciation Rights.  One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee or Advisor, except that no person shall receive during any 12 month period Non-Qualified Stock Options and Stock Appreciation Rights covering more than 75,000 Common Shares and except that only Non-Qualified Options may be granted to Advisors.

6.2           Incentive Options.  Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

6.2.1           If an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of LSI and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of LSI, then

6.2.1.1                      the Option Price must equal at least 110% of the Fair Market Value on the date of grant; and

6.2.1.2                      the term of the Option shall not be greater than five years from the date of grant.

6.2.2           The aggregate Fair Market Value of Common Shares, determined at the date of grant, with respect to which Incentive Stock Options that may be exercised for the first time by any individual during any calendar year under this Plan or any other plan maintained by LSI and its Subsidiaries shall not exceed $100,000.  To the extent that the aggregate fair market value of Common Shares with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year, under all plans of LSI and its Subsidiaries, exceeds $100,000, such Options shall be treated as Nonqualified Options.

6.2.3           Qualification under the Code.  Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

6.3           Replacement Options.  The Committee may provide either at the time of grant or subsequently that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option, in whole or in part, prior to an Eligible Employee’s termination of employment if the payment of the Option Price is paid in Common Shares.  In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

6.3.1           the number of Common Shares subject to the Replacement Option shall not exceed the number of whole Common Shares used to satisfy the Option Price of the original Option and the number of whole Common Shares, if any, withheld by LSI as payment for withholding taxes in accordance with Subsection 15.3;

6.3.2           the Replacement Option Grant Date will be the date of the exercise of the original Option;

6.3.3           the Option Price per share shall be the Fair Market Value of a Common Share on the Replacement Option Grant Date;

6.3.4           the Replacement Option shall be exercisable no earlier than one year after the Replacement Option Grant Date; and

6.3.5           the Term of the Replacement Option will not extend beyond the Term of the original Option.

The Committee may, without the consent of the Eligible Employee, rescind the right to receive a Replacement Option at any time prior to an Option being exercised.

6.4           Terms of Options.  Except as otherwise required by Subsections 6.2, 6.3 or 6.5, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

6.4.1           Option Price.  The Option Price shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

6.4.2           Option Term.  The Option Term shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten years after its Award Date, and no Non-Qualified Option shall be exercisable more than ten years after its Award Date.

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6.4.3           Exercisability.  A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that an Option may not be exercised in an amount less than One Hundred Common Shares at any one time, unless the total number available for exercise at that time is less than One Hundred Common Shares.

6.4.4           Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the Option Term by giving written notice of exercise to LSI specifying the number of Common Shares to be purchased.  Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant.

6.4.5           Transferability of Options.  Stock Options shall be Transferable as provided in Article 11.

6.4.6           Termination.  Stock Options shall terminate in accordance with Article 11.

6.4.7           Repricing, Replacement and Regranting.  Without the prior approval of LSI’s shareholders, Options issued under any of LSI’s existing stock option plans will not be repriced, replaced, or regranted through cancellation, or by lowering the Option exercise price of a previously granted award.

6.5           Award of Options to Non-Employee Directors.

6.5.1           Grants.  Each Non-Employee Director shall be granted a Non-Qualified Option for 1,500 Common Shares upon appointment or election as a Director and immediately after each subsequent Annual Shareholders’ Meeting if such person is serving as a Director at such time either by virtue of being re-elected or by virtue of serving a term in excess of one year.  All grants shall be made on the date of the event giving rise to the option.  Such grants shall continue until the number of Common Shares provided for in this Plan in Article 4 are exhausted.

6.5.2           Terms and Conditions of Options Granted to Non-Employee Directors.

6.5.2.1               The Term of all Options shall be 10 years from the Award Date.

6.5.2.2               The Option Price of all Options shall be the Fair Market Value of a Common Share on the Award Date.

6.5.2.3               All Options shall become vested to the extent of 25% at the completion of each ninety day period following the date of grant.

6.5.2.4               All Options shall be exercisable in the manner provided in Subsections 6.4.3 and 6.4.4.

6.5.2.5               All Options shall be Transferable as provided in Article 11 and shall terminate only upon the expiration of their term or in accordance with Section 6.5.3.

         6.5.3            Automatic Termination of Option.  Notwithstanding anything contained herein to the contrary, if at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Compensation Committee determines is a competitor of LSI, such option shall automatically terminate as of the date such conflicting relationship was established.

6.5.4           The provisions of this Section 6.5 replace the 1995 Directors’ Stock Option Plan.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1           Grants.  The Committee may, in its discretion, grant Stock Appreciation Rights to any Eligible Employee or Advisor or Non-Employee Director.  A Stock Appreciation Right may be granted either with or without reference to all or any part of a Stock Option.  A “Tandem SAR” is an SAR granted with reference to a Stock Option (the “Reference Option”).  A “Non-Tandem SAR” is an SAR granted without reference to a Stock Option.  If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option.  Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

7.2           Term.  A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option.  A Non-Tandem SAR may have a term no longer than 10 years from its Grant Date.

7.3           Exercise.  A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable.  The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option.  A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement.  Written notice of any exercise must be given in the form prescribed by the Committee.

7.4           Payment.  For purposes of payment of an SAR, the reference price per Common Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Common Share on the Grant Date in the case of a Non-Tandem SAR.  The Committee shall determine the form of payment.

7.5           Transferability and Termination.  Stock Appreciation Rights shall be Transferable as provided in Article 11 and shall terminate in accordance with Article 14.

ARTICLE 8
RESTRICTED AND UNRESTRICTED STOCK AWARDS

8.1           Grants of Restricted Stock Awards.  The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Advisor or Non-Employee Director.  Each Restricted Stock Award shall specify the number of Common Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Common Shares by the Participant and the restrictions imposed on such Common Shares.  The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

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8.2           Terms and Conditions of Restricted Awards.  Restricted Stock Awards shall be subject to the following provisions:

8.2.1           Issuance of Common Shares.  Common Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

8.2.2           Stock Powers and Custody.  If Common Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award.  The Committee may also require that the certificates evidencing Restricted Stock be held in custody by LSI until the restrictions on them shall have lapsed.

8.2.3           Shareholder Rights.  Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Common Shares until they are fully vested.

8.2.4           Termination of Employment.  Upon termination of employment during the restricted period, all Restricted Stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death or special circumstances.

8.3           Unrestricted Stock Awards.  The Committee may make awards of unrestricted Common Shares to key Eligible Employees, Advisors and or Non-Employee Directors in recognition of outstanding achievements or contributions by such employees and advisors.  Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration.  Each certificate for unrestricted Common Shares shall be registered in the name of the Participant and delivered to the Participant.

ARTICLE 9
PERFORMANCE AWARDS

9.1           Performance Awards.

9.1.1           Grant.  The Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors.  A Performance Award shall consist of the right to receive either Common Shares or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or a fixed dollar amount payable in cash or Common Shares, or a combination of both, at the end of a specified Performance Period.  The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Common Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2.

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9.1.2           Criteria for Award.  The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of LSI based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

9.2           Terms and Conditions of Performance Awards.  Performance Awards shall be subject to the following terms and conditions:

9.2.1           Dividends.  Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Common Shares covered by a Performance Award will not be paid to the Participant.

9.2.2           Payment.  Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both as the Committee may determine shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award.

9.2.3           Transferability.  Performance Awards shall be Transferable as provided in Article 11.

9.2.4           Termination of Employment or Advisory Relationship.  Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant’s employment or advisory relationship with LSI or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

ARTICLE 10
OTHER STOCK UNIT AWARDS

10.1           The Committee is authorized to grant to employees of LSI and its affiliates, either alone or in addition to other Awards granted under the Plan, Awards of Common Shares or other securities of LSI or any Subsidiary of LSI and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of LSI or any subsidiary of LSI (“Other Stock Unit Awards”).  Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

10.2           The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Common Shares to be granted pursuant to such Awards and all other conditions of such Awards.  The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.  The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions, performance or deferral period lapses.  Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.  Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

ARTICLE 11
TRANSFERABILITY OF AWARDS

Awards and the benefits payable under this Plan shall not be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution or, in the case of an Incentive Stock Option, except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code.  Awards shall be exercisable during a Participant’s lifetime only as set forth in the preceding sentence by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

Notwithstanding the above, the Committee may, with respect to particular Awards, other than Incentive Stock Options, establish or modify the terms of the Awards to allow the Awards to be transferred at the request of the grantee of the Awards to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee.  If the committee allows such transfer, such Options shall not be exercisable for six months following the action of the Committee.

ARTICLE 12
TERMINATION OF AWARDS

12.1           Termination of Awards.  All Awards issued under this Plan, except for those issued to Non-Employee Directors as provided in Section 6.5, shall terminate as follows:

12.1.1           At Expiration of Term.  During any period of continuous employment or business relationship with LSI or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan.  For these purposes, any leave of absence approved by LSI shall not be deemed to be a termination of employment.

12.1.2           Death, Disability or Retirement.  If a Participant’s employment by LSI or a Subsidiary terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year following termination of employment, in the case of death or disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated term of such Award, whichever period is shorter.

12.1.3           Termination for Cause.  Awards shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of LSI.  Cause is defined as including, but not limited to, theft of or intentional damage to LSI property, intentional harm to LSI’s reputation, material breach of the optionee’s duty of fidelity to LSI, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of LSI policies, or trading in Common Shares for personal gain based on knowledge of LSI’s activities or results when such information is not available to the general public.

12.1.4           Employment and Noncompetition Agreements.  If an individual holding an Award violates any term of any written employment, confidentiality or noncompetition agreement between LSI and that person, all existing Awards held by such person will terminate.  In addition, if at any time of such violation such person has exercised an Award for Common Shares but has not received certificates for the Common Shares to be issued, LSI may void the Award and its exercise.  Any such actions by LSI shall be in addition to any other rights or remedies available to LSI in such circumstances.

12.1.5           Other.  Except as provided above in this Section 12.1, unless otherwise determined by the Committee at or after grant, if a Participant’s employment by, or business relationship with, LSI or a Subsidiary terminates for any reason other than death or Disability, as provided above, the Award will terminate on the earlier to occur of the stated expiration date or 90 days after termination of the employment or business relationship.  If a Participant dies during the 90 day period following the termination of the employment or business relationship, any unexercised Award held by the Participant, or transferred by the Participant in accordance with Article 11, shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one year after the date of termination of employment of the Participant or until the expiration of the stated term of the Award, whichever occurs first.

12.2           Acceleration of Vesting and Extension of Exercise Period Upon Termination.

12.2.1           Notwithstanding anything contained in this Article 12, upon the termination of employment of a Participant who is not an Officer or Director of LSI, for reasons other than those provided in Sections 12.13 and 12.14, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award.

12.2.2           Except as provided in Section 12.2.1 or Section 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Eligible Employee, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Common Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

ARTICLE 13
DEFERRALS

The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

ARTICLE 14
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may at any time, amend, in whole or in part, any provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant.  No amendment shall, without shareholder approval, increase the number of Common Shares available under the Plan, cause the Plan or any Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by the Section 162(m) of the Code or cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option as defined by Section 422 of the Code.

ARTICLE 15
GENERAL PROVISIONS

15.1           No Right to Continued Employment or Business Relationship.  Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, LSI or any Subsidiary, or interfere in any way with the right of LSI or any Subsidiary to terminate such employment or business relationship at any time.

15.2           Other Plans.  The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by LSI or any Subsidiary, unless such plan specifically provides to the contrary.

15.3           Withholding of Taxes.  LSI may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Common Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld.  The Committee may permit any such withholding obligation to be satisfied by reducing the number of Common Shares otherwise deliverable or by accepting the delivery of previously owned Common Shares.  Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.4           Reimbursement of Taxes.  The Committee may provide in its discretion that LSI may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

15.5           Governing Law.  This Plan and actions taken in connection with it shall be governed by the laws of Ohio, without regard to the principles of conflict of laws.

15.6           Liability.  No employee of LSI nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by LSI for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.